Contact: Richard Crowley
Micrel, Incorporated
2180 Fortune Drive
San Jose, CA 95131
Phone: (408) 944-0800

                                                                 [MICREL LOGO]

Press Release

MICREL UPDATES 3RD QUARTER 2004 OUTLOOK

   San Jose, CA October 1, 2004 - Micrel, Incorporated (Nasdaq NM: MCRL),
an industry leader in Power, Connect and Protect(tm) IC solutions, today announced that it has revised its revenue and profit outlook for its third
fiscal quarter ending September 30, 2004.   Micrel now projects third quarter
revenues to be approximately $67 million to $68 million, a sequential decline of one to three percent compared to previous revenue guidance of up six to ten percent from revenues of $69 million in the second quarter. The shortfall in revenue was a result of broad based weakness in demand from customers in the computing, industrial/distribution and wireline infrastructure markets. Turns fill for the Company's products did not improve as anticipated in the month of September and overall demand was below normal seasonal trends.

   As a result of revised revenue projections, third quarter gross margins are now anticipated to range from 48 percent to 50 percent and operating expenses are expected to be approximately $23.0 million.

   "During the third quarter we have noted a more cautious sentiment from many of our customers, especially those in the wireline infrastructure and enterprise computing end markets," stated Ray Zinn, Micrel's president and chief executive officer. "It now appears that the rapid growth rate that the semiconductor industry experienced in the first half of this year was augmented by increasing lead times in addition to underlying growth in end demand. As lead times have shortened over the past few months, our customers are now reacting more quickly and decisively than in the past because of lessons learned from the excess inventory situation that occurred in 2001. This is resulting in a more volatile order pattern as customers are now more apt to cancel orders outright instead of pushing out delivery dates."

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Micrel Updates Third Quarter Outlook
Page 2

   Zinn continued, "We stand by our belief that a cyclical downturn will not occur before Q3 of 2005. Current unit demand is consistent with long-term industry growth trends and the low level of channel inventories relative to historical trend gives us the belief that this apparent slowdown should be short-lived if the economy remains strong."

   Micrel is scheduled to release its third quarter 2004 financial results on October 21, 2004 after market close. During the earnings release conference call on that date, the Company will provide its guidance for the fourth quarter.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

   This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the following topics: our expectations regarding future financial results, including revenues, gross margin and expense levels; and the nature of industry trends. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Those risks and uncertainties include, but are not limited to, such factors as: softness in demand for our products; customer decisions to cancel, reschedule, or delay orders for our products; economic or financial difficulties experienced by our customers; the effect of business conditions in the computer, telecommunications and industrial markets; the impact of any previous or future acquisitions; changes in demand for networking or high bandwidth communications products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company's financial statements; the global economic situation; the timely and successful development and market acceptance of new products and upgrades to existing products; softness in the economy and the U.S. stock markets as a whole; fluctuations in the market price of Micrel's common stock and other market conditions; the effect of the Company's restatement of previous financial statements; the difficulty of predicting our future cash needs; the nature of other investment opportunities available to the Company from time to time; and Micrel's operating cash flow. For further discussion of these risks and uncertainties, we refer you to the documents the Company files with the SEC from time to time, including the Company's Annual Report on Form 10-K for the year ended December 31, 2003.
All forward-looking statements are made as of today, and the Company disclaims any duty to update such statements.

                                     -more-
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Micrel Updates Third Quarter Outlook
Page 3

About Micrel

   Micrel, Inc. is an industry leader in power, connect and protect IC solutions. Micrel manufactures advanced high-performance analog, mixed-signal and digital ICs. These products include low drop-out and switching voltage regulators, PCMCIA and USB power controllers, high speed communications interfaces, operational amplifiers, comparators, voltage references, power drivers, RF devices, high speed logic and clock management ICs. Applications for these products include palmtop, notebook and desktop computers, computer peripherals, cellular phones, high speed communications systems, fiber optic communications modules, automatic test equipment, consumer electronics, industrial and process control products and avionics systems. Micrel also designs, develops and markets PHYs, repeaters and switches for Ethernet, Fast Ethernet and Gigabit Ethernet applications.

   For further information, contact Richard Crowley at: Micrel, Incorporated, 2180 Fortune Drive, San Jose, California 95131, (408) 944-0800; or visit our website at http://www.micrel.com.


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 Note:  Power, Connect and Protect is a trademark of Micrel, Inc.